Q4 2022 Earnings Release February 15th, 2023 Dave Graziosi, Chairman & CEO Fred Bohley, Senior Vice President & CFO Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of orindicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. 2

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets. 3

Call Agenda Q4 2022 Performance 2023 Guidance 4

Q4 2022 Performance Summary *See Appendix for the reconciliation from Net Income $718 $338 $141 $245 $1.52 ($ in millions, except per share data; variance % from Q4 2021) Increase was principally driven by price increases on certain products and increased net sales partially offset by higher direct material costs. Increase was principally driven by higher gross profit and lower income tax expense partially offset by higher selling, general and administrative expense. Increase was principally driven by higher gross profit. Increase was principally driven by higher net income and lower total shares outstanding. Record fourth quarter Net Sales. Increase principally driven by: 19% increase in net sales in the North America On- Highway end market 24% increase in net sales in the Outside North America On-Highway end market 9% increase in net sales in the Service Parts, Support Equipment & Other end market +11% +11% +19% +11% +32% Gross Profit Diluted Earnings Per Share Net Income Net Sales Adjusted EBITDA* 5

End Markets Q4 2022 Variance North America On-Hwy $333 19% Principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks North America Off-Hwy $24 (11%) Principally driven by intra-year timing Defense $47 (13%) Principally driven by lower usage of defense vehicles during the COVID-19 pandemic leading to lower demand for Wheeled and Tracked vehicle applications Outside North America On-Hwy $131 24% Principally driven by the continued execution of our growth initiatives in Europe, Asia and South America Outside North America Off-Hwy $29 (17%) Principally driven by intra-year timing Service Parts, Support Equipment & Other $154 9% Principally driven price increases on certain products Q4 2022 Net Sales Performance ($ in millions, variance % from Q4 2021) Commentary 6

Q4 2022 Financial Performance

($ in millions, except per share data)	Q4 2022	$ Variance*	% Variance*	Commentary
Net Sales	$718	$74	11%	Record fourth quarter Net Sales was principally driven by higher demand in the NA On-Highway, Service Parts, Support Equipment & Other, and ONA On-Highway end markets, the continued execution of our growth initiatives and price increases on certain products
Cost of Sales	$380	($41)	(12%)	Increase was principally driven by increased direct material and manufacturing expense commensurate with increased net sales and higher direct material costs
Gross Profit	$338	$33	11%	Increase was principally driven by price increases on certain products and increased net sales partially offset by higher direct material costs
Operating Expenses				
Selling, General and Administrative	$97	($18)	(23%)	Increase was principally driven by higher commercial activities spending and increased product warranty expenses
Engineering - Research and Development	$49	$1	2%	
Total Operating Expenses	$146	($17)	(13%)	
Operating Income	$192	$16	9%	
Interest Expense, net	($30)	($1)	(3%)	
Other Income, net	$7	$0	0%	
Income Before Income Taxes	$169	$15	10%	
Income Tax Expense	($28)	$8	15%	Decrease was principally driven by the decrease in net deferred income tax liabilities, partially offset by increased taxable income
Net Income	$141	$23	19%	Increase was principally driven by higher gross profit and lower income tax expense partially offset by higher selling, general and administrative expense
Diluted Earnings Per Share	$1.52	$0.37	32%	Increase was principally driven by higher net income and lower total shares outstanding (Q4 2022: 93m shares, Q4 2021: 103m shares)
Adjusted EBITDA**	$245	$25	11%	

*Variance from Q4 2021

**See Appendix for the reconciliation from Net Income

Allison Transmission

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Net Cash Provided by Operating Activities CapEx Adjusted Free Cash Flow* Operating Working Capital** Percentage of LTM Sales $56 $29 $27 N/A $224 $92 $132 14.5% Q4 2022 Cash Flow Performance Cash Paid for Interest $2 $33 Q4 2022 Commentary ($ in millions, variance from Q4 2021) Cash Paid for Income Taxes $5 $17 *See Appendix for a reconciliation from Net Cash Provided by Operating Activities ** Operating Working Capital = A/R + Inventory - A/P Principally driven by higher gross profit and lower operating working capital funding requirements Principally driven by intra-year timing Driven by higher gross profit and lower operating working capital funding requirements partially offset by higher capital expenditures Increased operating working capital partially offset by higher levels of net sales Principally driven by increased taxable income Principally driven by increased interest rates $ Variance % Variance 33.3% 50 Bps 46.0% 25.7% 6.5% 41.7% 8

Full year 2023 guidance ranges provided to the market on February 15, 2023 2023 Guidance *See Appendix for the Guidance Reconciliation Net Income Net Cash Provided by Operating Activities $2,825 - $2,925 Capital Expenditures Adjusted Free Cash Flow* Adjusted EBITDA* Net Sales $500 - $550 $965 - $1,025 $605 - $665 $125 - $135 $480 - $530 ($ in millions) Guidance reflects higher net sales across all of our end markets driven by price increases on certain products and the continued execution of our growth initiatives 9

End Markets North America On-Hwy $1,359 2% North America Off-Hwy $86 2% Defense $146 8% Outside North America On-Hwy $463 10% Outside North America Off-Hwy $127 2% Service Parts, Support Equipment & Other $588 4% 2023 Guidance: Net Sales by End Market ($ in millions) Commentary 2022 Net Sales 2023 Midpoint Total $2,769 4% 10

Appendix Non-GAAP Financial Information 11

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation 12

Adjusted Free Cash Flow Reconciliation Non-GAAP Reconciliations (2 of 3) 13

Guidance Reconciliation Non-GAAP Reconciliations (3 of 3) 14